EXHIBIT 10.24



                           CNF TRANSPORTATION INC.

                            RETURN ON EQUITY PLAN

                     (As Amended Through Amendment No. 1)



TABLE OF CONTENTS

                                                        Page


ARTICLE 1 Purpose; Effective Date; Administration       1

1.01 Purpose                                            1
1.02 Effective Date                                     1
1.03 Administration                                     1

ARTICLE 2 Award Cycles; Eligibility; Vesting            1

2.01 Award Cycles                                       1
2.02 Eligibility                                        1
2.03 ROE Units                                          2
2.04 Initial Value                                      2
2.05 End Value                                          2
2.06 Vesting                                            3
2.07 Change in Control                                  3
2.08 Dividends                                          4

ARTICLE 3 Awards                                        5

3.01 Equity Increase                                    5
3.02 Award Amount                                       5
3.03 Payment of Award                                   6
3.04 Payment to Beneficiary                             6

ARTICLE 4 Amendment; Termination                        6

4.01 Amendment                                          6
4.02 Termination                                        7

ARTICLE 5 Claims Procedure                              7

5.01 Submission of Claims                               7
5.02 Initial Denial                                     7
5.03 Review of Denied Claim                             7
5.04 Decision on Review                                 7

ARTICLE 6 General Provisions                            8

6.01 Attorneys Fees                                     8
6.02 Applicable Law                                     8
6.03 Notice                                             8
6.04 No Assignment or Alienation                        8
6.05 Tax Withholding                                    8
6.06 Payment to Impaired Person                         9

     INDEX OF DEFINED TERMS


Term Section                                            Page

Annual Percentage Increase    3.02                      5
Award Cycle    2.01

Beneficiary    3.04                                     6

Change in Control   2.07
Committee 1.03

Dividends 2.08                                          4

End Value 2.05                                          2
Equity Increase     3.01

Initial Value  2.04

Participant    2.02                                     1
Payout Factor  3.02
Payout Factor Schedule   3.02

ROE Units 2.03

Target API     3.02
Target Equity Increase   3.02                           5





                 CNF TRANSPORTATION INC.
                  RETURN ON EQUITY PLAN

                    1997 RESTATEMENT

          (As Amended Through Amendment No. 1)

CNF Transportation Inc. adopted the Return On Equity Plan in
1996. The following statement of the Plan makes several revisions and supersedes all prior statements of the Plan.

1.     Purpose; Effective Date; Administration

1.01 Purpose

The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries or affiliates with long term compensation that is linked to the financial performance of the Company, thereby providing them with an incentive to maximize financial results for shareholders.

1.02 Effective Date

The Plan shall be effective January 1, 1996.

1.03 Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan and determine the amount, time and form of award payments for eligible employees. Decisions by the Committee are final and binding on all parties.

2.     Award Cycles; Eligibility; Vesting

2.01 Award Cycles

"Award Cycle" means a period of three consecutive calendar years. Each Award Cycle shall be identified by its first calendar year. For example, the original Award Cycle runs from Jan. 1, 1996 to Dec. 31, 1998.

2.02 Eligibility

The Committee shall designate the employees eligible to participate in an Award Cycle. A "Participant" must be an employee of the Company or one of its subsidiaries or affiliates as designated by the Committee. The
Company shall maintain in its records a list of Participants for each Award Cycle.
2.03 ROE Units

"ROE Units" means, for any Award Cycle, the units granted to Participants by the Committee for purposes of measuring awards payable under the Plan for that Award Cycle. The Company shall maintain in its records a list of the ROE Units granted to each Participant for an Award Cycle.

2.04 Initial Value

"Initial Value" means the book value per common share of the Company on the last day of the year (December 31) preceding the first day of the new Award Cycle (January 1), as reported in the Company's Monthly Financial Review. If an event described in (a) or (b) below occurs during an Award Cycle, the Committee may make an appropriate adjustment to the Initial Value for that Award Cycle so that the result produced by the formula for payout effectuates the purpose of the Plan. Such an event occurred in 1996 with the spin off of CF MotorFreight.

(a) The Company engages in a merger, spinoff, or other transaction that alters the equity value per share of the Company's common stock.

(b) The Company has a recapitalization that changes the number of shares of its common stock outstanding, such as a stock split, a stock combination, a dividend or other distribution of additional common stock, conversion of convertible preferred stock into common, a stock buy-back, or material accounting change. The phrase "conversion of convertible preferred stock into common" shall exclude conversions of the Company's Series B Preferred Stock into common stock that occur in the ordinary course as employees cease to participate in the Company's Thrift and Stock Plan. The phrase "other distribution of additional common stock" shall exclude shares issued upon exercise of stock options.

2.05 End Value

"End Value" means the book value per common share of the Company on December 31 at the end of the Award Cycle, as reported in the Company's Monthly Financial Review.
However, if a Participant becomes vested earlier than the last day of the Award Cycle because of the occurrence of one of the several events described below, the End Value shall be the book value per common share as reported in the Company's Monthly Financial Review on the last day of the month before the employee becomes vested.


2.06 Vesting

A Participant shall become vested in a ROE Plan Award Cycle if the employee is continuously employed by the Company or one of its subsidiaries or affiliates throughout the entire Award Cycle or until the occurrence of one of the events described below. An employee who terminates from the Company before the last day of an Award Cycle shall forfeit all rights related to the ROE Units granted unless the departure coincides with one of the following (in which case the Participant's ROE Units shall vest):

(a)  The Participant's death

(b) The Participant's disability as defined in the Company's Long Term Disability Plan or a successor to that plan.

(c) The Participant's (i) early retirement under the Company's tax qualified Retirement Plan if the Participant elects within 60 days from the last day of regular employment to receive monthly pension benefits under such Retirement Plan starting on the first day of the month following the last day of employment, or (ii) normal or deferred retirement under such Retirement Plan.

(d) The Participant's Termination of Employment within 24 months after a Change in Control of the Company.

2.07 Change in Control

"Change in Control" means a change in control of the Company, which will be deemed to have occurred if:

(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company,
(B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 27, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 27, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its "affiliates," as defined in Rule 12b-2 promulgated under
Section 12 of the Exchange Act); or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.08 Dividends

"Dividends" means, for any Award Cycle, the total of all distributions for each share of the Company's common stock during that Award Cycle.

3.     Awards

3.01 Equity Increase

"Equity Increase" means the increase in the equity value per common share of the Company's stock during each Award Cycle plus Dividends determined under the following formula:
Equity Increase (El) equals the End Value (EV) minus the
Initial Value (IV) plus Dividends (D), or ....

El = (EV-IV)+D

3.02 Award Amount

A Participant shall receive an award amount for each Award
Cycle equal to (i) the Participant's vested ROE Units for that Award Cycle times (ii) the Target Equity Increase (TEI) times (iii) the Payout Factor (PF):

Award = ROE Units x TEI x PF

"Payout Factor" (PF) means a percentage from zero to 200 percent determined from the Payout Factor Schedule
(attached) for that Award Cycle, based upon the Annual
Percentage Increase (API).

"Payout Factor Schedule" means the attached schedule setting forth a range of Annual Percentage Increases (APIs) and the corresponding Payout Factors. If the APIs are between those set forth in the schedule, the Payout Factor shall be determined by interpolation. The range of APIs is in each Payout Factor Schedule may set forth a minimum API below which the Payout Factor will be zero, and a maximum API, at and above which the Payout Factor will be 200%. The range of APIs, and the minimum and maximum APIs, may vary from Award Cycle to Award Cycle.

"Annual Percentage Increase" (API) means, for any Award
Cycle, the annual percentage rate of increase that, when applied to the Initial Value with annual compounding, produces the Equity Increase for that Award Cycle.

"Target Equity Increase" (TEI) means the increase in the equity value per common share of the Company's stock during each Award Cycle that would result by applying an Annual Percentage Increase equal to the Target API for that Award Cycle to the Initial Value for that Award Cycle (with annual compounding).


"Target API" means, for each Award Cycle, the annual percentage rate of increase that results in a 100% Payout
Factor for that Award Cycle, as set forth on the Payout
Factor Schedule.

3.03 Payment of Award

The Company shall pay a Participant's award for an Award Cycle to the Participant in a lump sum of cash within 60 days after the End Value is determined unless the Participant has made a valid election to defer payment under the CNF Transportation Inc. Deferred Compensation Plan for Executives.

3.04 Payment to Beneficiary

In the event of a Participant's death, the award payable to the Participant for an Award Cycle shall be paid to the Participant's Beneficiary. "Beneficiary" means the person or persons designated by Participant under this Plan, or if no person is specifically designated, as determined for the Participant under the beneficiary designation provisions of the Company's Deferred Compensation Plan for Executives. If no designation is made under either Plan, then the award shall be paid to the Participant's estate. Payment to the Beneficiary shall be made within 60 days after the later of the date the End Value for the Award Cycle is determined or the date of death, except as follows. If the Participant had elected deferral of the ROE Award under the Company's Deferred Compensation Plan for Executives with payment in installments, the Committee may choose, in its sole discretion upon application by the Beneficiary, to make payment to the Beneficiary in accordance with the elected installment schedule as though the date of death was the date of retirement.

4.     Amendment; Termination

4.01 Amendment

The Committee may amend the Plan at any time by notice to the Participants, except as follows:

(a) No amendment shall reduce the award determined for an Award Cycle that has ended before the date of the amendment.

(b) No amendment shall reduce the award for an Award Cycle that is in progress below the amount determined under the formula in Section 3.2 with the End Value based on the book value per common share of the Company as of the date of the amendment.

4.02 Termination

The Committee may terminate the Plan at any time. The award for Award Cycles in progress shall be determined under the formula in Section 3.2 replacing End Value with the per share equity value of the Company's common stock as of the date of termination. Upon termination of the Plan, the award of each Participant shall be paid to the Participant or to a deceased Participant's Beneficiary as soon as practicable after the termination.

5.     Claims Procedure

5.01 Submission of Claims

Any person claiming an award or requesting an interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing.

5.02 Initial Denial

Notice of an initial denial shall normally be given within 90 days of receipt of the claim or request or no later than 180 days if special circumstances require an extension of time. The written notice of denial shall state the following:

(a) The reasons for the denial, with specific reference to the Plan provisions on which the denial is based.

(b) A description of any additional materials or information required and an explanation of why it is necessary.

5.03 Review of Denied Claim

Any person whose claim or request is denied or who has not received a response within the time period described above may request review by notice to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

5.04 Decision on Review

The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

6.     General Provisions

6.01 Attorneys Fees

If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

6.02 Applicable Law

This Plan shall be governed by and construed in accordance with the laws of the State of California, except as preempted by federal law.

6.03 Notice

Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail to the Company shall be directed to 3240 Hillview Avenue, Palo
Alto, CA 94304, or to such other address as the Company may specify by notice to all Participants. Mailed notices to a Participant shall be directed to the Participant's last known home address shown in the Company's records. Notices to the Committee shall be sent to the Company's address.

6.04 No Assignment or Alienation

The rights of a Participant or Beneficiary under this Plan are personal. No interest of a Participant or Beneficiary may be directly or indirectly assigned, transferred, or encumbered. A Participant's or Beneficiary's rights to awards payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Such rights shall not be subject to the debts, contracts, liabilities, engagement or torts of the Participant of Beneficiary.

6.05 Tax Withholding

The Company shall make any required withholding of income taxes and of the employee's share of FICA and any other applicable payroll taxes from payments made under this Plan. If such withholding is required before the date of payment of amounts deferred under this Plan, the Company shall pay the required amount and withhold it from other compensation payable to the Participant.


6.06 Payment to Impaired Person

The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may in its discretion direct that payments be made to any of the following:

(a)  To a parent or spouse or a child of legal age.

(b)  To a legal guardian.

(c) To one furnishing maintenance, support, or hospitalization.


CNF Transportation Inc.


By: /s/Eberhard G. H. Schmoller
Name:  Eberhard G. H. Schmoller
Title: Senior Vice President, General
       Counsel and Secretary

Executed: December 8, 1997